FRASER TREBILCOCK DAVIS & DUNLAP, P.C.	EXHIBIT 5.1
LAWYERS

		124 WEST ALLEGAN STREET, SUITE 1000	DETROIT OFFICE
PETER L. DUNLAP3	PETER D. HOUK1	lansing, michigan 48933	TELEPHONE (313) 237-7300
DOUGLAS J. AUSTIN	JONATHAN E. RAVEN	TELEPHONE (517) 482-5800	FACSIMILE (313) 961-1651
MICHAEL E. CAVANAUGH9	THADDEUS E. MORGAN	FACSIMILE (517) 482-0887
JOHN J. LOOSE	ANNE BAGNO WIDLAK	website www.fraserlawfirm.com	archie c. fraser
DAVID E.S. MARVIN4	ANITA G. FOX4		(1902-1998)
STEPHEN L. BURLINGAME	ELIZABETH H. LATCHANA		everett r. trebilcock
DARRELL A. LINDMAN	TODD D. CHAMBERLAIN		(1918-2002)
IRIS K. LINDER	RYAN M. WILSON		james r. davis
GARY C. ROGERS	KENNETH S. WILSON2		(1918-2005)
MARK A. BUSH	ROBERT B. NELSON
MICHAEL H. PERRY	BRIAN P. MORLEY6		retired
BRANDON W. ZUK	MARY M. MOYNE8		donald a. hines
MICHAEL C. LEVINE	JOHN D. MILLER7		ronald r. pentecost
THOMAS J. WATERS	TONI L. HARRIS8		1RETIRED CIRCUIT JUDGE
MARK R. FOX2, 4	RYAN K. KAUFFMAN		2ALSO LICENSED IN FLORIDA
MICHAEL S. ASHTON	KATHERINE A. WEED	October 31, 2007	3ALSO LICENSED IN COLORADO
H. KIRBY ALBRIGHT	JENNIFER UTTER HESTON		4ALSO LICENSED IN DISTRICT OF COLUMBIA
GRAHAM K. CRABTREE	NICOLE L. PROULX		5ALSO CERTIFIED PUBLIC ACCOUNTANT
MICHAEL P. DONNELLY	VINCENT M. PECORA		6ALSO LICENSED IN NORTH CAROLINA
EDWARD J. CASTELLANI5	G. ALAN WALLACE		7ALSO LICENSED IN GEORGIA
NAN ELIZABETH CASEY	AZIZA N. YULDASHEVA		8ALSO LICENSED BY U.S. PATENT AND
TRADEMARK OFFICE
9ALSO LICENSED IN OHIO

Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 1000
Traverse City, MI 49684

Dear Ladies and Gentlemen:

We have acted as counsel to Aurora Oil & Gas Corporation, a Utah corporation (the "Company") in connection with the Company's filing of Post Effective Amendment No. 4 to a Registration Statement on Form SB-2 (Registration #333-130769) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale of up to 11,603,391 shares of its common stock, par value $.01 per share (the "Common Stock") by investors named in the Registration Statement. Of the registered shares, 10,753,391 shares (the "Issued and Outstanding Registered Shares") are currently issued and outstanding, and 850,000 (the "Warrant/Option Shares") are issuable upon exercise of certain warrants (the "Warrants") and options (the "Options").

In connection with the foregoing, we have examined originals or copies satisfactory to us of: (i) the Registration Statement, including the form of prospectus included therein; (ii) certain resolutions of the Board of Directors the Company regarding the authorization of the Registered Shares, the Warrants and the Options pursuant to which certain of the Registered Shares are issuable; (iii) the form of the Warrants and Options; (iv) the Company's Restated Articles of Incorporation; (v) the Company's Bylaws; and (vi) a certificate as of a recent date from the State of Utah concerning the good standing of the Company as a corporation in Utah.

We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

We have also assumed that: (i) all Registered Shares have been or will be issued and sold in compliance with applicable federal and state securities laws; (ii) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock authorized and available for issuance as may be offered and sold pursuant to the Registration Statement; (iii) there shall be no change in law affecting the validity of any of the shares of Common Stock (between the date hereof and the date of issuance and sale of such shares of Common Stock); and (iv) all parties to agreements involving the issuance or sale of the shares of Common Stock will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that the issued and outstanding Registered Shares are legally issued, fully paid and non-assessable shares of Common Stock, and the Warrant/Option Shares will be, upon issuance in accordance with the terms of the Warrants/Options, legally issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

We are members of the Bar of the State of Michigan and do not hold ourselves out as being experts on laws other than laws of the State of Michigan and the laws of the United States of America. To the extent our opinion is based on Utah corporate law, we have relied on an unofficial compilation of the Utah Revised Business Corporation Act.

Very truly yours,

FRASER TREBILCOCK DAVIS & DUNLAP, P.C.